Exhibit 99.1

Contact:	FOR IMMEDIATE RELEASE
Aircastle Limited
Michael Inglese — Chief Financial Officer
Tel: +1-203-504-1063

The IGB Group
Leon Berman
Tel: +1-212-477-8438
lberman@igbir.com
Aircastle to Present at the Goldman Sachs Leveraged Finance Aircraft Leasing Conference
Stamford, CT. September 19, 2011 — Aircastle Limited (NYSE:AYR) today announced that Ron Wainshal, Chief Executive Officer, will be presenting at the Goldman Sachs Second Annual Leveraged Finance Aircraft Leasing Conference to be held at the Goldman Sachs Conference Center in New York City on Monday, September 26, 2011 at 3:00 p.m. Eastern Time.
A live webcast of the presentation and slides will be available to the public on the Investors section of Aircastle’s website at http://www.aircastle.com. Please allow extra time prior to the presentation to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the presentation will also be available on the company’s website for 180 days following the live event.
About Aircastle Limited
Aircastle Limited is a global company that acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world. As of June 30, 2011 Aircastle’s aircraft portfolio consisted of 136 aircraft and had 59 lessees located in 32 countries.
For more information regarding Aircastle and to be added to our email distribution list, please visit www.aircastle.com.
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